EXHIBIT 10.63
61 EAST VAN BUREN STREET
RETAIL LEASE
BY AND BETWEEN
BUCKINGHAM MASTER TENANT, LLC, an Illinois
limited liability company
(“LANDLORD”),
AND
MIDWEST BANK AND TRUST CO., an Illinois banking corporation
(“TENANT”)

i

61 EAST VAN BUREN
RETAIL LEASE
     THIS RETAIL LEASE (“Lease”) is made this                      day of ___________________, 2008, (the “Execution Date”) between BUCKINGHAM MASTER TENANT, LLC, an Illinois limited liability company (“Landlord”), and MIDWEST BANK AND TRUST CO., an Illinois banking corporation (“Tenant”), for space in the building located at the property legally described on Exhibit A attached hereto and commonly known as 61 East Van Buren Street, Chicago, Illinois (such building, together with the land upon which it is situated, being herein referred to as the “Building”). The following schedule (the “Schedule”) sets forth certain basic terms of this Lease:

1.	Premises:	The ground floor retail space located on Van Buren Street and shown on Exhibit A-1 attached hereto and designated as Space R-1 on the attached retail floor plan.

2.	Rentable Square Feet of the Premises:	4,665 Rentable Square Feet

3.	Rentable Square Feet of the Building:	134,413 Rentable Square Feet

4.	Annual Minimum Rent:	Year 1: $209,925.00
Year 2: $214,123.50
Year 3: $218,405.97
Year 4: $222,774.08
Year 5: $227,229.56
Year 6: $231,774.15
Year 7: $236,409.63
Year 8: $241,137.82
Year 9: $245,960.57
Year 10: $250,879.78

First Option Term:

Year 1: $258,406.17
Year 2: $266,158.35
Year 3: $274,143.10
Year 4: $282,367.39
Year 5: $290,838.41

Second Option Term:

Year 1: $299,563.56
Year 2: $308,550.46
Year 3: $317,806.97

Year 4: $327,341.17
Year 5: $337,161.40

5.	Monthly Minimum Rent:	Year 1: $17,493.75
Year 2: $17,843.63
Year 3: $18,200.50
Year 4: $18,564.51
Year 5: $18,935.80
Year 6: $19,314.51
Year 7: $19,700.80
Year 8: $20,094.82
Year 9: $20,496.71
Year 10: $21,906.65

First Option Term:

Year 1: $21,533.85
Year 2: $22,179.86
Year 3: $22,845.26
Year 4: $23,530.62
Year 5: $24,236.53

Second Option Term:

Year 1: $24,963.63
Year 2: $25,712.54
Year 3: $26,483.91
Year 4: $27,278.43
Year 5: $28,096.78

6.	Tenant’s Exterior CAM Expenses:	Year 1: $3.25 per rentable square foot
Year 2: $3.35 per rentable square foot
Year 3: $3.45 per rentable square foot
Year 4: $3.55 per rentable square foot
Year 5: $3.66 per rentable square foot
Year 6: $3.77 per rentable square foot
Year 7: $3.88 per rentable square foot
Year 8: $4.00 per rentable square foot
Year 9: $4.12 per rentable square foot
Year 10: $4.24 per rentable square foot

First Option Term:

Year 1: $4.37 per rentable square foot
Year 2: $4.50 per rentable square foot
Year 3: $4.64 per rentable square foot
Year 4: $4.78 per rentable square foot
Year 5: $4.92 per rentable square foot

Second Option Term:

Year 1: $5.07 per rentable square foot
Year 2: $5.22 per rentable square foot
Year 3: $5.38 per rentable square foot
Year 4: $5.54 per rentable square foot
Year 5: $5.71 per rentable square foot

7.	Tenant’s Proportionate Share of Taxes:	3.5%

8.	Name of Business:	Midwest Bank and Trust Co., an Illinois banking corporation

9.	Use of Premises:	The establishment and operation of a retail banking facility, and for all other purposes incidental to the operation of a retail banking facility, and for no other purpose.

10.	Radius:	One (1) mile.

11.	Security Deposit:	Thirty Four Thousand Nine Hundred Eight Seven and 50/100 Dollars ($34,987.50).

12.	Brokers:	Adam Secher and Allen Joffe of Baum Realty Group, LLC and John Conerty of Studley Inc.

13.	Commencement Date:	January 1, 2009

14.	Expiration Date:	December 31, 2018

15.	Option Terms:	Two (2) option terms of five (5) years each at the Annual Minimum Rent and Monthly Minimum Rent as shown in Items 4 and 5 above of this Schedule.

16.	Guarantor:	Midwest Banc Holdings Inc., a(n) ______corporation. Concurrent with Tenant’s execution and delivery of this Lease, Tenant shall cause Guarantor to execute and deliver a guaranty in favor of Landlord on a form reasonably approved by Landlord.

17.	Turnover Date:	As defined in Section 26.C. below.

18.	Projected Turnover Date:	First business day following full mutual execution of the Lease.

19.	Workletter:	The Tenant Workletter Agreement attached hereto and incorporated herein as Exhibit B.
     1. DEMISE AND TERM; BUILDING.
     A. Demise and Term. Landlord leases to Tenant and Tenant leases from Landlord the premises (the “Premises”) described in Item 1 of the Schedule and shown on Exhibit A-1 attached hereto, subject to the covenants and conditions set forth in this Lease, for a term (the “Term”) commencing on (the “Commencement Date”) and expiring on the date (the “Expiration Date”) described in Item 14 of the Schedule, unless terminated earlier as otherwise provided in this Lease.
     In the event that Landlord has not tendered possession of the Premises to Tenant in the condition required by Section 26.A. on or before the Projected Turnover Date, then Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, and the Commencement Date shall not be affected thereby.
     B. Option to Extend. Subject to the terms of this Section 1.B, Tenant shall have two (2) options to extend the Term for additional periods of five (5) years each (together, the “Option Terms” and each an “Option Term”), such Option Terms to begin upon the expiration of the Term, or the first option term (“First Option Term”), as the case may be, on the same terms and conditions set forth herein, except that (i) an Option Term, once exercised cannot be exercised again, (ii) no Rent concessions, abatements, lease buyouts, tenant allowances or limitations on tax or expense pass-throughs granted with respect to the Term hereof shall be applicable to an Option Term, (iii) Annual Minimum Rent and Monthly Minimum Rent for an Option Term shall be as set forth in Items 4 and 5 of the Schedule.
     If Tenant desires to extend the Term for an Option Term, Tenant shall deliver written notice (“Extension Notice”) to Landlord to such effect no later than nine (9) months prior to the expiration of the initial Term, or the First Option Term, as the case may be, time being of the essence. If not so exercised, Tenant’s option to extend shall thereupon automatically expire. Once Tenant delivers the Extension Notice to the Landlord, as provided above, Tenant’s election to extend the Term shall be irrevocable by Tenant.
     In order to exercise its option to extend, on the date that Tenant exercises its option as well as on the date that the Option Term is to commence, no event of default shall exist and no event shall exist which, by the giving of notice or the passage of time, or both, would mature into a default.

     C. Except to the extent provided herein, Landlord shall have no obligation to construct any other buildings or improvements on the Land and shall have the right to modify, alter and otherwise change the Building (including the design and/or construction plans therefor), from time to time, in its sole discretion; provided, however, any of Landlord’s modifications to the access to the Premises shall not have a material, adverse and permanent effect on the conduct of Tenant’s business in the normal course. In the event of any changes to the initial design of the Base Building from that contemplated as of the Execution Date, such that the Rentable Square Feet of the Premises and/or the Rentable Square Feet of the Building changes from that set forth herein, then, in such case, Landlord’s architect shall certify the new Rentable Square Feet calculations to Landlord and Tenant and the parties shall enter into an amendment (or amendment and restatement) of this Lease making the appropriate changes corresponding to such modified calculations (including, without limitation, changes to the “Minimum Rent”, and the “Landlord’s Contribution”, as such terms are defined in this Lease and/or the Workletter, and any other amounts expressly set forth herein as being determined based on a stated rate per rentable square foot). There shall be no change to the Landlord’s Work (as defined in Section 26.A) after the Execution Date.
     2. RENT.
     A. Definitions. For purposes of this Lease, the following terms shall have the following meanings:
     (i) “Exterior Common Areas” shall mean the areas of the Building (and exterior portions of the Building) which are designated by Landlord for use in common by the retail and other tenants of the Building, their respective employees, agents, customers and invitees, and includes, by way of illustration and not limitation, entrances and exits, private and public sidewalks, driveways, landscaped areas and other areas as may be designated by Landlord as part of the Exterior Common Areas. Landlord reserves the right to modify, alter and otherwise change the Exterior Common Areas from time to time in its sole discretion, subject to any limitations expressly set forth in this Lease, including the limitation in Section 1.C above. By execution of this Lease, Tenant hereby acknowledges that the residential occupants of the Building and their invitees shall be permitted to have access to the Exterior Common Areas, as and to the extent permitted by the Landlord from time to time.
     (ii) “Tenant’s Exterior CAM Expenses” shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Common Areas of the Building. Tenant’s Exterior CAM Expenses shall not include: (a) costs of tenant alterations; (b) costs of capital improvements (except for costs of any capital improvements made or installed for the purpose of reducing Expenses or made or installed pursuant to governmental requirement or insurance requirement, which costs shall be amortized by Landlord in accordance with sound accounting and management principles); (c) interest and principal payments on mortgages (except interest on the cost of any capital improvements for which amortization may be included in the definition of Tenant’s Exterior CAM Expenses) or any rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes and Tenant’s Exterior CAM Expenses); (d) advertising expenses and leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (hereinafter defined); (f) legal expenses of negotiating leases; and (g) salaries and fringe benefits of employees above the grade of building manager. Tenant’s Exterior CAM Expenses shall be determined on a cash or accrual basis, as Landlord may elect.
     (iii) “Rent” shall mean Minimum Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.
     (iv) “Taxes” shall mean all taxes, assessments, special assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any such taxes, assessments or fees and shall also include Landlord’s reasonable legal or other professional fees incurred in connection with any successful appeal by Landlord for a real estate tax reduction for the Building. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes. For the purpose of determining Taxes for any given year, the amount to be included for such year (a) from special assessments payable in installments shall be the amount of the installments (and any interest) due and payable during such year, and (b) from all other Taxes shall be the amount due and payable in such year.
     (v) “Tenant’s Proportionate Share of Taxes” shall mean 3.5%, determined by dividing the Rentable Square Feet in the Premises (4,665 square feet) by the Rentable Square Feet of the Building (134,413 square feet). If at any time during the Term Landlord elects to sell only the residential portion of the Building, and a separate tax parcel is thereafter established for the retail portion of the Building, then Tenant’s Proportionate Share of Taxes shall be determined by dividing the Rentable Square Feet in the Premises by the Rentable Square Feet in the retail portion of the Building (which shall include a fair allocation of the Common Areas which serve or benefit the retail portion of the Building to such an extent as Landlord, in its reasonable discretion, deems to be equitable and fair in view of the relative level of benefits).
     B. Components of Rent. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:
     (i) Annual minimum rent (“Minimum Rent”) in the amounts set forth in Item 5 of the Schedule to be paid in monthly installments in the amount set forth in Item 6 of the Schedule in advance on or before the first day of each month of the Term, except that Tenant shall pay the first month’s Minimum Rent upon the Commencement Date.

     (ii) Adjustment rent (“Adjustment Rent”) in an amount equal to Tenant’s Proportionate Share of the Taxes for each calendar or tax year. Prior to each calendar year or as soon thereafter as is reasonably possible, Landlord shall estimate the amount of Adjustment Rent due for such year and notify Tenant of such estimate, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Until such time as Landlord furnishes an estimate of Adjustment Rent for a calendar year, Tenant shall continue to pay to Landlord a monthly estimated payment on account of Adjustment Rent on the first day of each month during such year equal to the latest monthly estimated payment due for the preceding calendar year. The estimate of Adjustment Rent for any calendar year may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. On or before the first day of the next calendar month following Landlord’s service of a notice of estimated Adjustment Rent, and on or before the first month thereafter, Tenant shall pay to Landlord one-twelfth of the estimated Adjustment Rent shown in such notice. Within thirty (30) days following Landlord’s service of a notice of estimated Adjustment Rent, Tenant shall also pay to Landlord a lump sum equal to the estimated Adjustment Rent shown in such notice less (1) any previous payment on account of Adjustment Rent made during such calendar year and (2) the estimated monthly payments on account of Adjustment Rent due for the remainder of such calendar year. After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Within thirty days after receipt of such report, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such year. If Tenant’s estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant’s other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant.
     (iii) Tenant’s Exterior CAM Expenses in the amount set forth in Item 6 of the Schedule to be paid in monthly installments on or before the first day of each month of the Term (and the Option Term(s), if applicable). Tenant’s obligation to pay Tenant’s Exterior CAM Expenses shall not deviate from the amounts set forth in Item 6 of the Schedule regardless of the actual costs thereof incurred by Landlord from year to year.
     C. Payment of Rent. The following provisions shall govern the payment of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends, shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any year the Building is not fully rented and occupied, Landlord may elect to make an appropriate adjustment of Taxes for such year to determine the Taxes that would have been paid or incurred by Landlord had the Building been fully rented and occupied for the entire year and the amount so determined shall be deemed to have been the Taxes for such year; (iv) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of two (2) percentage points above the rate then most recently announced by JPMorgan Chase Bank,

NA as its corporate base lending rate, from time to time in effect, but in no event higher than the maximum rate permitted by law (the “Default Rate”) and, in addition Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five days after its due date equal to five percent of such payment; (v) if changes are made to this Lease or the Building changing the number of rentable square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant’s Proportionate Share; (vi) Tenant shall have the right to inspect Landlord’s accounting records relative to Tenant’s Exterior CAM Expenses and Taxes during normal business hours at any time within thirty days following the furnishing to Tenant of the annual statement of Adjustment Rent as it relates to the Taxes covered in such statement, and unless Tenant shall take written exception to any item in any such statement within such thirty (30) day period, such statement shall be considered as final and accepted by Tenant; (vii) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant’s agreement to pay any such sums and Landlord’s obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease; (viii) no adjustment to Taxes by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Minimum Rent shown on the Schedule; (ix) Landlord may at any time change the fiscal year of the Building; (x) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; (xi) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate.
     3. USE AND OPERATION.
     A. Limitation On Use. Tenant agrees that it shall occupy and use the Premises only under the name set forth in Item 8 of the Schedule and only for the retail business set forth in Item 9 of the Schedule and will not use any other name or conduct any other business on the Premises. Tenant agrees that it will conduct such business in the same manner as is typically conducted by similar banks in the downtown Chicago area.
     B. Tenant’s Operating Covenants. Tenant agrees to open the Premises as a fully fixtured retail banking facility, fully staffed and ready to operate continuously in accordance with this Lease, no later than March 31, 2009 (the “Required Opening Date”), and to continuously use and occupy the entire Premises for the business set forth above and under the name permitted hereunder during the entire Term. In furtherance thereof, Tenant agrees to keep the Premises fully fixtured and staffed with sufficient professional personnel to assure successful operation of the business. Tenant shall keep the Premises open for business at least during Retail Hours (as hereinafter defined) except when prevented from doing so by strikes, fires, casualties and other causes beyond Tenant’s reasonable control and except that Tenant may, following reasonable notice to Landlord, discontinue or suspend operation of the business for not more than two (2) weeks on any occasion in order to renovate or remodel the Premises, but may not do so more than once during any five (5) year period during the Term. In addition, Tenant shall keep its store front lighted during such other hours as Landlord may prescribe pursuant to a signage and lighting plan submitted by Tenant and approved in writing by Landlord. Tenant shall provide, within the Premises, adequate employee areas and other special areas necessary for the proper conduct of Tenant’s business, but shall use for such purposes and for office or other non-banking purposes only such space as is reasonably required for the conduct by Tenant of the permitted use in the Premises. As used in this Lease, the term “Retail Hours” means daily from 8:00 a.m. to 5:00 p.m. Monday through Friday, holidays excepted.
     C. Specific Nature of Tenant’s Business. Tenant agrees to operate a full-service retail banking facility in the Premises which at all times shall meet the highest standards of cleanliness, maintenance and decor, so that the retail banking facility will be commensurate with the quality of other first-class retail banking facilities in the City of Chicago. Tenant understands that Tenant’s agreement to the foregoing is a material inducement to Landlord to enter into this Lease.
     All displays of merchandise and promotions in the Premises shall be in keeping, as reasonably determined by Landlord, with the character and quality of the retail banking facility contemplated by this Lease and the character and quality of the Building. Tenant shall provide, within the Premises, adequate customer waiting areas and shall not use the Building lobby as a waiting area for customers without Landlord’s prior written approval. Notwithstanding the foregoing, Tenant shall neither be required nor be permitted to make any changes or alterations to the exterior of the Building.
     D. Premises Entrance; Building Lobby. Tenant shall maintain an entrance to the Premises at Van Buren Street and at the rear of the Premises. The entrance on Van Buren Street shall be the primary entrance to the Premises for Tenant’s invitees and customers and the entrance at the rear of the Premises shall be the primary entrance for Tenant’s employees, contractors and agents. All deliveries to the Premises shall be coordinated with the Building manager and made only from the rear entrance to the Premises. Tenant shall maintain and heat a vestibule entrance on Van Buren Street.
     E. Signs. Tenant shall not install any signs or lettering or place any other advertising materials on the exterior surface of the Building or Premises or elsewhere outside the Premises or inside the Premises without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion. All lettering, signs and other advertising materials in the Premises which are visible from outside of the Premises or Building or from the Building lobby shall be subject to Landlord’s prior written approval (to be granted or withheld in Landlord’s reasonable discretion) of their size, design and number and, in any event, consistent with the signage requirements set forth on Exhibit C to this Lease. All lettering, signs and other advertising materials in the Premises, whether or not visible from the outside of the Premises, shall be consistent with first-class retail operations and, in any event, consistent with the signage requirements set forth on Exhibit C to this Lease. Tenant accepts and understands that the Building is a registered landmark of the City of Chicago and is on the National Register of Historic Places. Accordingly, Tenant agrees that its right to install signage consistent with the design of its other branch banks is subject to the review, approval, and permitting of Landmarks Illinois and the City of Chicago and any other applicable state or national agencies with jurisdiction over the Building’s landmark status. After initial installation of any signage, Tenant may not without Landlord’s consent change its signage to conform to changes in its company sign program. Landlord will be reasonable in its review and approval of such changes in signage so long as such signage is consistent in size, design and quality with Tenant’s initial signage and such signage remains in accordance with all City, State or Federal requirements and applicable codes applying to historic landmark structures.
     F. Compliance with Laws. Tenant shall comply with all federal, state and municipal laws, ordinances, rules and regulations (including, without limitation, the Chicago Clean Indoor Air Ordinance of 2005) and all covenants, conditions and restrictions of record which relate to the condition, use or occupancy of the Premises. Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises except (i) with the prior written consent of Landlord, or (ii) as to small amounts used in the ordinary course of Tenant’s business (e.g., printing supplies), and in either case only in compliance with all applicable environmental laws. In addition, Tenant shall not use the Premises for any unlawful, disreputable, immoral or unethical purpose, nor shall Tenant do anything which would injure the reputation of the Building.
     4. CONSTRUCTION OF BASE BUILDING; POSSESSION; “AS-IS” CONDITION OF PREMISES.
     A. Construction of Base Building. Landlord will perform, or cause to be performed, the Landlord’s Work (as defined in Section 26 hereof). Landlord shall perform such work in accordance with the terms of said Section 26. Upon the Turnover Date, at Landlord’s request, Landlord and Tenant shall enter into a written agreement containing Tenant’s acknowledgment that the “Substantial Completion” requirements set forth in said Section 26 have been met.
     B. Condition of Premises; As-Is. Tenant’s taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession. Except for Landlord’s obligation to perform the Landlord’s Work as set forth in accordance with the terms of Section 26 hereof, Tenant shall accept the Premises and the Building “as is”. Tenant hereby acknowledges that Landlord has made no agreement to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building have been made by or on behalf of Landlord or relied upon by Tenant, except as expressly stated herein or in the Workletter, and except for Landlord’s obligation to perform the Landlord’s Work as set forth in, and in accordance with the terms of, Section 26 hereof. Landlord acknowledges and agrees that as of the Turnover Date, to the best of Landlord’s knowledge, the exterior of the Premises and of the Building and the Building systems are in good working order, condition and repair and in compliance with applicable laws. Further, Landlord will indemnify, hold harmless and reimburse Tenant from and against any and all fines and reasonable direct remedial costs and expenses (including reasonable legal expenses and consultants’ fees) that Tenant may incur due to a clean up, abatement, removal, or other remedial response required of Tenant by an appropriate governmental authority resulting from or caused by any asbestos being on or about the Premises on the Turnover Date.

     5. BUILDING SERVICES.
     A. HVAC. Tenant shall install at its own cost and expense such heating, ventilating, air conditioning and exhaust facilities in the Premises as shall be required for the conduct of its business in the Premises. If Tenant fails to install adequate facilities for such purposes and such failure adversely affects the operation of the Base Building heating, ventilating and air conditioning “HVAC”) system, Landlord may install supplementary facilities in the Premises or, at Landlord’s option, elsewhere in the Building, and Tenant shall pay the cost of installation, operation and maintenance thereof. In addition, if Tenant fails to install adequate heating, ventilating, air conditioning and exhaust facilities for the conduct of Tenant’s business in the Premises and such failure adversely affects the operation of the Base Building heating, ventilating and air conditioning system Landlord may make such modifications to the Base Building heating, ventilating and air conditioning system (as distinguished from supplementary facilities installed by Landlord or Tenant pursuant to the preceding provisions of this Section) as are required for the conduct of Tenant’s business in the Premises, and Tenant shall pay the actual cost thereof. If Tenant does install HVAC facilities for the purposes described above, and, as a result thereof, needs to connect to Landlord’s tempered water system, Tenant shall be required to pay the cost and associated costs to shut down and restart the Building system(s) to allow Tenant to hook up Tenant’s HVAC equipment and, in addition, shall be required to pay Landlord a monthly usage fee for the tempered water used by Tenant for the operation of Tenant’s HVAC equipment to be connected to Landlord’s tempered water loop. The monthly usage fee for Tenant’s use of such tempered water shall be equitably calculated on a square footage basis or by such other reasonable and consistent method that reflects Landlord’s costs therefor. All such fees shall be payable by Tenant to Landlord as Additional Rent in accordance with this Lease. In no event shall Tenant be entitled to use more than its proportionate share of the Building’s excess tempered water capacity. The size and design of the HVAC facilities, the manner in which the HVAC facilities will be vented and access outside air, if applicable, or the manner in which Tenant connects to Landlord’s tempered water system, including, without limitation, the routing of any water lines, shall be subject to Landlord’s prior reasonable written approval. Tenant shall be responsible, at its cost, for maintaining and repairing the HVAC facilities in the Premises to the reasonable satisfaction of Landlord. Landlord agrees to maintain the Base Building heating, venting, and air conditioning system in good working order.
     B. Water. In addition to and separate from the tempered water for Tenant’s use in heating and cooling the Premises in accordance with Section 5.A above, Landlord shall furnish domestic cold water to the Premises from the regular Building outlets. Water lines shall be stubbed to the Premises at Landlord’s expense. Landlord shall separately charge (and separately meter, if possible) Tenant for domestic cold water and sewer services used in the Premises based on metered usage.
     C. Electricity. Landlord has caused the Premises to be separately metered for electrical use. Electricity shall be distributed to the Premises by the electric utility company serving the Building; and Landlord shall permit Landlord’s conduits, which shall be stubbed to the Premises, to the extent suitable and safely capable, to be used for such distribution. Tenant at its cost shall make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Premises (including, without limitation, all arrangements for, at Tenant’s expense, electrical wiring, distribution panels and all of Tenant’s installed heating and air conditioning equipment). From and after the Turnover Date, all electricity and water used during the making of any alterations or repairs in the Premises or the operation of any special heating or air conditioning systems (referred to as the “heat pump system” by Landlord) serving the Premises shall be paid for by Tenant.
     D. Telephones. Tenant shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. If Landlord has or at any time acquires ownership of the telephone cables in the Building, Landlord shall permit Tenant to connect to such cables on such terms and conditions as Landlord may reasonably prescribe. In no event does Landlord make any representation or warranty with respect to telephone service in the Building, and Landlord shall have no liability with respect thereto. Subject to the provisions of Sections 9, 11 and 12 of this Lease, Landlord agrees to provide Tenant and Tenant’s contractors reasonable, monitored access to the Building telephone and communications closets or service areas for the purposes of establishing Tenant’s communications services.
     E. Additional Services. Landlord shall not be obligated to furnish any services other than those stated above. If Tenant requests services in addition to those stated above and Landlord elects to furnish such additional services, Tenant shall pay Landlord’s then prevailing charges for such additional services. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue such additional services. No discontinuance of any such additional service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant’s use of the Premises. Tenant may request to participate in Landlord’s satellite television system for an additional fee for such services. Tenant may also use another television signal provider, but only upon prior written approval from Landlord.
     F. Failure or Delay in Furnishing Services. Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of force majeure (defined in Section 27.J) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 5 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 6th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.
     6. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, customers, employees, contractors and agents to observe and comply, with the rules and regulations listed on Exhibit D attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey such rules and regulations. Landlord shall not be obligated to enforce such rules and regulations against any person, and the failure of Landlord to enforce any such rules and regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith.
     7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of Exterior Common Areas and other common areas of the Building, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours, at Tenant’s request; (d) [intentionally omitted]; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building, as long as such right does not preclude Tenant from using the Premises for the purpose stated in Item 9 of the Schedule; (f) to show or inspect the Premises at reasonable times and, if vacated or abandoned, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises; (h) to adopt and record easements, reciprocal easement agreements and/or declarations of covenants, conditions and restrictions (whether related to the conversion of all or part of the Building to condominium ownership or otherwise) (collectively, the “CC&R’s”), and this Lease shall be at all times subject and subordinate in all respects to such CC&R’s and any and all liens and other rights arising therefrom; and (i) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, management or preservation of the Building.
     8. MAINTENANCE AND REPAIRS.
     A. Tenant’s Maintenance. Tenant, at its expense, shall keep and maintain in first-class order, condition and repair, at all times during the Term, the Premises and every part thereof. Without limiting the foregoing, Tenant shall: (i) keep the storefronts, entry doors and the interior of the Premises in first-class condition and repair, and decorated in a first-class manner; (ii) keep in first-class condition and repair (and replace as necessary) all equipment, facilities and fixtures (including banking and teller equipment, hardware, electrical, plumbing and heating, ventilating and air conditioning facilities) located in or exclusively serving the Premises; (iii) repair (or replace as necessary) all damaged or broken plate glass in perimeter windows or within the Premises; (iv) cause an inspection, cleaning and repairing of Tenant’s fire prevention systems and equipment to be performed by a reputable contractor not less than annually, and more often as may be required by any local governmental codes, regulations or officials, insurance requirements or applicable industry standards, and provide Landlord upon request from time to time during the Term with documentary evidence of the performance of such inspections; (v) perform all cleaning and janitorial work in the Premises to keep the Premises clean, healthy, and in an attractive appearance, including, without limitation, cleaning on a weekly basis (or more frequently, if necessary), the interior and exterior surfaces of the exterior windows and storefronts of the Premises (and, if applicable, the interior and exterior surfaces of the glass comprising Tenant’s storefront located in the lobby of the Building); and (vi) remove all garbage, trash, rubbish and other refuse from the Premises on a daily basis, which removal shall be accomplished by Tenant in such manner and at such times as may be approved in advance by the Building manager) to the Building’s retail trash area. Tenant shall contract separately with, and use, the same garbage disposal vendor that Landlord utilizes with respect to waste from the balance of the Building.
     B. In addition, without limiting the foregoing, Tenant shall cause extermination services to be provided to the Premises by a reputable exterminator on a monthly basis throughout the Term, or more often as Landlord may in Landlord’s reasonable discretion require, at Tenant’s expense.
     Without limiting any of the foregoing, Tenant shall obtain and maintain a service and maintenance contract covering the heating, ventilating and air conditioning system serving the Premises with a reputable contractor approved by Landlord and a scope of services satisfactory to Landlord, and shall pay all charges under such contract when due.
     Within fifteen (15) days after Landlord’s request therefor at any time during the Term, Tenant shall furnish Landlord copies of all HVAC, maintenance and extermination contracts in effect with respect to the Premises. Tenant shall also, within fifteen (15) days of Landlord’s request therefor, provide evidence to Landlord of payment for services performed under such contracts.
     All services to the Premises shall be provided by a contractor or contractors reasonably satisfactory to Landlord, having good labor relations and capable of working in harmony with contractors retained by Landlord and by other tenants of the Building to provide services to or perform work in the Building.
     C. Landlord’s Maintenance. Subject to Section 8A above, Landlord shall perform any maintenance or make any repairs to the Building as Landlord shall deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by the City of Chicago or by order or decree of any court or by any other proper authority, and shall maintain the structural components and the Exterior Common Areas and facilities of the Building as reasonably necessary and expected for first-class residential buildings (containing retail components therein) in downtown Chicago, to the extent that failure to do so would materially adversely affect Tenant’s use and occupancy of the Premises. Tenant shall reimburse Landlord for the cost of any such repairs to the Building necessitated by the acts or omissions of Tenant, its subtenants, assignees, invitees, customers, employees, contractors and agents.
     9. ALTERATIONS.
     A. Requirements. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an “alteration”) without the prior written consent of Landlord, which consent will not be unreasonably withheld. In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications; (ii) sworn statements, including the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. Tenant agrees to pay Landlord’s standard charges for review of all such items and supervision of the alteration. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if requested by Landlord, shall deposit with Landlord, prior to the commencement of the alteration, security for the payment and completion of the alteration in form and amount required by Landlord. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed by union contractors if required by Landlord and in harmony with Landlord’s employees, contractors and other tenants. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant’s furniture, equipment and trade fixtures) shall become Landlord’s property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant, provided, however that Landlord shall have the right to require Tenant to remove any such alteration (other than Tenant’s Work described in Exhibit B) at Tenant’s sole cost and expense in accordance with the provisions of Section 16 of this Lease.
     B. Liens. Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner’s and contractors’ statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic’s lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) business days after receipt of notice of the filing thereof (or within such additional period of time as is reasonably necessary if Tenant proceeds with diligence), have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.
     10. INTENTIONALLY OMITTED.
     11. INSURANCE.

     A. Tenant’s Insurance. Tenant, at its expense, shall maintain at all times during the Term the following insurance policies: (a) fire insurance, including extended coverage, vandalism, malicious mischief, sprinkler leakage and water damage coverage and demolition and debris removal, insuring the full replacement cost of all improvements, alterations or additions to the Premises, and all other property owned or used by Tenant and located in the Premises; (b) commercial general liability insurance, contractual liability insurance and property damage insurance with respect to the Building and the Premises, with limits to be set by Landlord from time to time but in any event not less than $2,000,000.00 combined single limit for personal injury, sickness or death or for damage to or destruction of property for any one occurrence; (c) plate glass insurance in an amount equal to the replacement cost of all plate glass located in or on the Premises; (d) worker’s compensation insurance in an amount not less than maximum statutory limits of recovery and employer’s liability insurance in an amount not less than the statutory requirement; and (e) insurance against such other risks and in such other amounts as Landlord or its insurer may from time to time require, so long as such types or amounts of insurance are customarily required by owners of buildings comparable to the Building in downtown Chicago. The form of all such policies and deductibles thereunder shall be subject to the prior approval of Landlord and its insurance providers. All such policies shall be issued by insurers acceptable to Landlord and licensed to do business in the State of Illinois and shall contain a waiver of any rights of subrogation thereunder. In addition, except for worker’s compensation insurance, the policies shall name Landlord and any other parties designated by Landlord as additional insureds, shall require at least thirty days’ prior written notice to Landlord of termination or modification and shall be primary and not contributory. Tenant shall, at least thirty (30) days prior to taking possession of the Premises, and within thirty (30) days prior to the expiration of each such policy, deliver to Landlord certificates evidencing the foregoing insurance or renewal thereof, as the case may be.
     B. Landlord’s Insurance. Landlord shall maintain at all times during the Term such property and liability insurance as is from time to time customarily carried by prudent landlords of comparative residential apartment buildings (containing ancillary retail establishments therein) in downtown Chicago.
     12. WAIVER AND INDEMNITY.
     A. Tenant’s Waiver. Tenant releases Landlord and its partners, managers, members, agents, contractors and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building, except to the extent any of the foregoing is caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. This paragraph shall apply particularly, but not exclusively, to flooding, the loss of utilities or utility services to the Building, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices.
     B. Mutual Waiver. Notwithstanding any other provisions of this Lease to the contrary, Landlord and Tenant each waives all claims and rights of recovery against the other and its respective partners, members, managers, agents, contractors and employees for any loss or damage to any property, which loss or damage is insured against, or required to be insured against, pursuant to Section 11 above, whether or not such loss or damage is due to the fault or negligence of any person, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect.
     C. Tenant’s Indemnity. Tenant agrees to indemnify, defend and hold harmless Landlord and its partners, members, managers, agents, contractors and employees, from and against any and all claims, demands, actions, liabilities, damages (other than consequential damages), costs and expenses (including attorneys’ fees), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Building and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises (including, without limitation, any alteration by Tenant) or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, except to the extent any of the foregoing is caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Without limiting the foregoing, Tenant shall indemnify, defend and hold Landlord and each of aforementioned indemnified parties harmless from any claims, liabilities, damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in the Building by Tenant. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant’s sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord.
     13. FIRE AND CASUALTY.
     A. If all or a substantial part of the Premises or the Building is rendered untenantable by reason of fire or other casualty, Landlord may, at its option, either restore the “core and shell” of the Building (including any elements thereof within the Premises), or terminate this Lease effective as of the date of such fire or other casualty. Landlord agrees to give Tenant written notice within sixty (60) days after the occurrence of any such fire or other casualty designating whether Landlord elects to so restore or terminate this Lease. If Landlord elects to terminate this Lease, Rent shall be paid through and apportioned as of the date of such fire or other casualty. If Landlord elects to restore, Landlord’s obligation to restore the Premises shall be limited to restoring those improvements in the Premises constituting portions of the core and shell of the Building (as the term “core and shell” is defined in Section 13.B. of this Lease below) and, without limiting the foregoing, shall exclude any furniture, equipment, fixtures, additions, alterations or improvements in or to the Premises which were made by Tenant. If Landlord elects to restore, Rent shall abate for that part of the Premises which is untenantable on a per diem basis from the date of such fire or other casualty until Landlord has substantially completed its repair and restoration work in the Premises, provided that Tenant does not occupy such part of the Premises during said period.
     B. The term “core and shell” shall mean and refer to the Base Building, including all components thereof consisting of the structural components of the Building (i.e., whether located within the Premises or elsewhere), the roof, the electrical, plumbing, mechanical, heating, ventilating and air conditioning systems (other than those utility systems that may be the responsibility of Tenant as set forth in Sections 5 or 8.A. above), all Common Areas, and specifically excludes the Tenant’s Work or any work related to tenant improvements constructed by or for Tenant or other tenants or installed within the Premises (other than the above described core and shell work) or within any other tenant’s premises.
     14. CONDEMNATION. If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant’s leasehold interest under this Lease or interference with Tenant’s business.
     15. ASSIGNMENT AND SUBLETTING.
     A. Landlord’s Consent. Tenant shall not, without the prior written consent of Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; (ii) employ any independent manager or operator to manage or operate Tenant’s business; (iii) enter into any franchise, concession, license or similar agreement with any person or entity to operate the Premises, or any part thereof; or (iv) permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a “Transfer”) occurring without the prior written consent of Landlord shall be void and of no effect. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord’s consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (including the shares of the capital stock of a corporate Tenant whose stock is publicly traded) shall not be considered a Transfer, but a merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall be considered a Transfer. So long as Tenant remains obligated for all payments and performance of Tenant’s obligations pursuant to the Lease, Tenant shall have the right during the Term and any Option Term, without Landlord’s prior consent, to assign this Lease to an affiliate or parent entity or to an entity which controls, is controlled by, or is under common control with Tenant. Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, without the consent of Landlord, provided that all of the following conditions are satisfied (a “Business Transfer”): (a) Tenant must not be in default;

(b) Tenant must give Landlord written notice at least 15 Business Days before such transfer; and (c) if such transfer will result from a merger or consolidation of Tenant with another entity, then the Credit Requirement (defined below) must be satisfied. Tenant’s notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. The “Credit Requirement” shall be deemed satisfied if, as of the date immediately preceding the date of the transfer, the financial strength of the entity with which Tenant is to merge or consolidate is not less than that of Tenant.
     B. Standards for Consent. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least sixty (60) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may reasonably require about the proposed Transfer and the transferee. Landlord shall not unreasonably withhold or delay its consent to any assignment or sublease. Landlord further agrees to be reasonable in evaluating a Tenant request for a change of use received in connection with and as part of a request for Landlord consent to an assignment of the Lease by Tenant. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character, image or reputation which is not in keeping with the standards or criteria used by Landlord in leasing the retail components of the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the purpose for which the transferee intends to use the Premises or portion thereof differs in any material way from the use set forth in Item 9 of the Schedule; (iv) the transferee is a tenant or occupant of the Building; or (v) the Transfer is for less than all of the Premises. If Landlord wrongfully withholds its consent to any Transfer, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligation to consent to such Transfer.
     C. Excess Rents. If Landlord consents to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred. Such excess rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any attorneys’ fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.
     16. SURRENDER. Upon termination of the Term or Tenant’s right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises; and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to termination of the Term or Tenant’s right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord’s sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant’s expense without notice to Tenant and without obligation to compensate Tenant.
     17. DEFAULTS AND REMEDIES.
     A. Default. The occurrence of any of the following shall constitute a default (a “Default”) by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such failure is not cured within five (5) days after written notice from Landlord (which notice may be in the form of a landlord statutory 5-day notice); (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after written notice from Landlord; provided, however, if Tenant’s failure to perform cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 30 days and diligently pursues the cure to completion; (iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant or any guarantor of this Lease dies or dissolves; (v) Tenant abandons or vacates the Premises or fails to open by March 31, 2009; or (vi) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing.
     B. Right of Re-Entry. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant’s right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord’s rights to Rent or any other right given to Landlord hereunder or by operation of law.
     C. Reletting. If Landlord terminates Tenant’s right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord’s other available retail space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, and other expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.
     D. Termination of Lease. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as damages, an accelerated lump sum amount equal to the amount by which Landlord’s estimate of the aggregate amount of Rent which would have been payable hereunder from the date of such termination through the Expiration Date had this Lease not been terminated (including Minimum Rent at the rates set forth in the Schedule and a reasonable projection of Adjustment Rent) plus Landlord’s estimate of the aggregate expenses of reletting the Premises, exceeds Landlord’s estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate of five percent (5%) per annum.
     E. Other Remedies. Landlord may but shall not be obligated to perform any obligation of Tenant under this Lease; and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
     F. Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code; and Landlord expressly reserves all of its rights, claims, and remedies thereunder.
     G. Waiver of Trial by Jury. Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.
     H. Venue. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal or state courts located in or near Chicago, Illinois. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.
     18. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant’s right to possession of the Premises, Tenant shall pay Rent during such holding over at double the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant’s holding over. In addition, at any time while Tenant remains in possession, Landlord may elect instead, by written notice to Tenant and not otherwise, to have such retention of possession constitute a renewal of this Lease for one year for the fair market rental value of the Premises as reasonably determined by Landlord but in no event less than the Rent payable immediately prior to such holding over. The provisions of this Section do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.
     19. SECURITY DEPOSIT. Concurrent with Tenant’s execution and delivery of this Lease to Landlord, and as an express condition of Landlord’s obligation to tender possession of the Premises to Tenant hereunder, Tenant shall deposit with Landlord an amount equal to Thirty Four Thousand Nine Hundred Eighty Seven and 50/100 Dollars ($34,987.50) as security for the full and faithful performance of every provision of this Lease to be thereafter performed by Tenant. In the event Landlord delays its delivery of possession of the Premises due to Tenant’s delay in so delivering the requisite Security Deposit, then, without limitation any other rights or remedies available to Landlord, there shall be no extension of any other dates set forth in this Lease on account thereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, then Landlord may, as applicable, (i) use, apply or retain all or any part of the Security Deposit for the payment of any Rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, as applicable, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do such shall be a material breach of this Lease, without any additional cure period hereunder. Landlord shall not be responsible for keeping any Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on either. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit shall be returned to Tenant (or at Landlord’s option to the last permitted assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration of the Term and Tenant’s vacation of the Premises. Landlord shall deliver the Security Deposit to the purchaser of Landlord’s interest in the Premises, in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to same. Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession, or successor in title to the Premises for any Security Deposit required by Tenant hereunder, unless such items have actually been received by said mortgagee as security for Tenant’s performance of this Lease. Nothing herein shall be construed to limit the amount of damages recoverable by Landlord or any other remedy to the Security Deposit.
     20. INTENTIONALLY OMITTED.
     21. ESTOPPEL CERTIFICATE. Tenant agrees that, from time to time upon not less than ten (10) days’ prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid and the amount of Percentage Rent currently being paid by Tenant; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (vi) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee, or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within ten (10) days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord’s beneficiaries as Tenant’s attorneys-in-fact to execute and deliver such certificate in Tenant’s name.
     22. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease or master lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease; and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Building and/or the leasehold estate under any such lease, and all amendments, renewals and modifications to any such mortgage or trust deed. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment. If Tenant fails to execute and deliver any such instrument within ten (10) days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord’s beneficiaries as Tenant’s attorneys-in-fact to execute and deliver such instrument in Tenant’s name.
     23. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant’s light, air or view will not be deemed a disturbance of Tenant’s occupancy of the Premises nor will it affect Tenant’s obligations under this Lease or create any liability of Landlord to Tenant.
     24. BROKER. Tenant represents to Landlord that Tenant has dealt only with the brokers set forth in Item 12 of the Schedule (collectively, the “Broker”) in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.
     25. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the following addresses:

If to Landlord:	Buckingham Master Tenant, LLC
c/o Brownstone/Van Buren
10 S. Riverside Plaza
Suite 1830
Chicago, Illinois 60606

Attention: David Dewey

with a copy to:		Buckingham Master Tenant, LLC
c/o Van Buren Fund Development, LLC
10 S. Riverside Plaza
Suite 1830
Chicago, Illinois 60606
Attention: Gerry V. Curciarello

with a copy to:		DLA Piper US LLP
203 North LaSalle Street, Suite 1900
Chicago, Illinois 60601
Attention: Mark D. Yura

If to Tenant:		Midwest Bank and Trust Co.
501 West North Avenue
Melrose Park, Illinois 60160
	Attention:	Bruno Costa
Executive Vice President
Chief Operations and
Technology Officer
Landlord and Tenant may change their notice addresses by delivering written notice thereof to the other party in accordance with the notice provisions contained in this Section 25. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given (i) in the event of hand delivery, upon actual receipt; (ii) in the event of mailing, two business days after posting in the United States mail; and (iii) and in the event of overnight air courier service, one business day after deposit with such service.
     26. BASE BUILDING; TENANT IMPROVEMENTS.
     A. Landlord’s Work. Landlord, at its sole cost and expense, shall complete or has completed the work described and identified on Exhibit E attached to this Lease (“Landlord’s Work”).
     B. Substantially Complete. Landlord agrees to use reasonable efforts to Substantially Complete the Landlord’s Work, if not already complete, on or before the Turnover Date described in Section 1 hereof, subject to extension for Force Majeure (as hereinafter defined).
     (i) “Force Majeure” means any of the following: (A) war, enemy action, civil commotion, riots, acts of terrorism or national emergency Presidential order; (B) national defense pre-emption of necessary materials; (C) governmental or municipal laws, moratoria, restrictions, delays, failure to act or issue approvals, permits or licenses which are generally applicable to comparable projects in the downtown Chicago, Illinois area or which are not issued within customary time periods; (D) utility company requirements, actions or failure to act or issue approvals, permits or licenses which are generally applicable to comparable projects in downtown Chicago, Illinois or which are not issued within customary time periods; (E) strikes or other labor work stoppages; (F) acts of God; (G) other delays beyond Landlord’s reasonable control; or (H) Tenant Delay.
     (ii) “Tenant Delay” means (1) delay caused by any default by Tenant or its agents in Tenant’s obligations under this Lease, (2) delays caused by Tenant’s access to the Premises (including access by Tenant’s agents, contractors, architects, space planners, brokers, or consultants) prior to the Commencement Date, or (3) any other delay of any kind or nature caused by Tenant (including its agents, contractors, architects, space planners, brokers or consultants).
     (iii) “Substantial Completion” or “Substantially Complete” or “Substantially Completed” shall mean that the Landlord’s Work has been completed except for such minor, insubstantial details of construction, decoration or mechanical adjustments as would not materially interfere with the use of the Building as a residential apartment building, with ancillary retail space thereat. If Substantial Completion is delayed in whole or in part by any Tenant Delay, then Substantial Completion shall be deemed to have occurred as of such date as the Base Building Work would have been so completed but for such Tenant Delay. Substantial Completion shall be conclusively evidenced by a certificate of Landlord’s architect.
     C. Tenant’s Improvements. Landlord shall use good faith efforts to deliver possession of the Premises to Tenant on or before the Projected Turnover Date described in the Schedule with Landlord’s Work within the Premises being completed to the extent required in order for Tenant to commence and proceed with the Tenant’s Work (hereinafter defined) in an orderly progression, without material interference or delay on account of the non-completion of various components of Landlord’s Work within the Premises, all subject to extension for Force Majeure. The date Landlord actually tenders possession of the Premises to Tenant in such condition as described in the preceding sentence is herein referred to as the “Turnover Date”. Failure of the Turnover Date to occur on or before the Projected Turnover Date shall be subject to the terms of Section 1 above.
     Subject to the provisions of Section 26.D. below, Tenant shall, at its sole cost and expense, perform the “Tenant’s Work” (as defined in the Workletter), subject to and in accordance with the provisions of this Lease, including, without limitation, the provisions of the Workletter attached hereto.
     D. Early Occupancy. Any occupancy by Tenant of all or any portion of the Premises prior to the Commencement Date shall be upon all of the terms and conditions set forth in this Lease (including, without limitation, the Workletter attached hereto), except that Tenant shall not be obligated to pay any Minimum Rent, Adjustment Rent or Tenant’s Exterior CAM Expenses for any period prior to the Commencement Date hereof; further, except as may be expressly stated in the Workletter and notwithstanding anything herein to the contrary, Landlord shall not be obligated to perform any Building services prior to the last to occur of (a) Tenant’s completion of the Tenant’s Work and Tenant’s request for Landlord to begin furnishing such services, and (b) the Commencement Date hereunder.
     27. MISCELLANEOUS.
     A. Successors and Assigns. Subject to Section 15 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.
     B. Entire Agreement. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.
     C. Time of Essence. Time is of the essence of this Lease and each and all of its provisions.
     D. Execution and Delivery. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for thirty (30) days after such delivery. Tenant represents and warrants to Landlord, and agrees, that this Lease is binding upon Tenant and each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant. Landlord represents and warrants to Tenant, and agrees, that this Lease is binding upon Landlord and each individual executing this Lease on behalf of Landlord is authorized to do so on behalf of Landlord.
     E. Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.
     F. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.
     G. Attorneys’ Fees. If Landlord retains an attorney or institutes legal proceedings due to Tenant’s failure to pay Rent when due, then Tenant shall be required to pay Additional Rent in an amount equal to the reasonable attorneys’ fees and costs actually incurred by Landlord in connection therewith. Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred.
     H. Delay in Possession. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on the Projected Turnover Date. If

Landlord is unable to deliver possession of the Premises to Tenant by the Projected Turnover Date, the Commencement Date may be deferred as described in Section 1.A. hereof.
     I. Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.
     J. Force Majeure. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord’s reasonable control.
     K. Intentionally Omitted.
     L. Captions. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.
     M. No Waiver. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.
     N. Landlord. The term “Landlord” as used in this Lease means only the owner of Landlord’s interest in the Premises from time to time. In the event of any assignment, conveyance or sale, once or successively, of Landlord’s interest in the Premises and assignment of this Lease by Landlord, said Landlord making such assignment, conveyance or sale shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such assignment, conveyance or sale, and Tenant agrees to look solely to such assignee, grantee or purchaser with respect thereto. The holder of a mortgage on the Building shall not be deemed such an assignee, grantee or purchaser under this Section 27.N unless and until the foreclosure of the mortgage or the conveyance or transfer of Landlord’s interest under this Lease in lieu of foreclosure, and then subject to the provisions of Section 22 hereof. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the assignee, grantee or purchaser.
     O. No Recording. Tenant shall not record this Lease or a memorandum of this Lease in any official records.
     P. Relation of Parties. It is the intention of this Lease to create the relation between the parties hereto of landlord and tenant and no other relation whatsoever, and nothing contained in this Lease (including, without limitation, the method of determining Rent) shall be construed to make the parties hereto partners or joint venturers or to render either party hereto liable for any of the debts or obligations of the other party.
     Q. Limitation of Liability. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.
THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT: MIDWEST BANK AND TRUST CO., an Illinois banking corporation
By:
Bruno Costa
	Title:	Executive Vice President Chief Operations and Technology Officer

LANDLORD: BUCKINGHAM MASTER TENANT, LLC, an Illinois limited liability company
By:	Van Buren/Wabash, LLC, its managing member

By:	Van Buren Fund Development, LLC, its managing member

By:
	Name:	Gerry V. Curciarello
Its: Co-Manager

EXHIBIT A
LEGAL DESCRIPTION
LOTS 4, 5, 6 AND 7, THAT PART OF LOTS 3, 8 AND 9, AND THAT PART OF A STRIP OF LAND LYING NORTH OF LOT 8 AND SOUTH OF LOTS 3, 4, 5, 6, AND 7, AFORESAID, IN ASSESSOR’S DIVISION OF LOTS 1, 2, 3, 4, 5, AND 8 IN BLOCK 9 IN FRACTIONAL SECTION 15, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 7 IN ASSESSOR’S DIVISION OF LOTS 1, 2, 3, 4, 5, AND 8 IN BLOCK 9, SAID POINT BEING ALSO IN THE SOUTH LINE OF EAST VAN BUREN STREET;
THENCE WEST ALONG SAW SOUTH LINE OF EAST VAN BUREN STREET, A DISTANCE OF 92.27 FEET, TO A POINT IN A LINE 0.70 FEET WEST OF AND PARALLEL WITH THE EAST LINE OF LOT 3 IN SAID ASSESSOR’S DIVISION OF LOTS 1, 2, 3, 4, 5, AND 8 IN BLOCK 9;
THENCE SOUTH ALONG SAID PARALLEL LINE AND THE SOUTHERLY EXTENSION THEREOF, A DISTANCE OF 140.93 FEET, TO A POINT IN THE SOUTH LINE OF THE NORTH 6.8 FEET OF SAID LOT 9;
THENCE EAST ALONG SAID SOUTH LINE OF THE NORTH 6.8 FEET OF LOT 9, A DISTANCE OF 92.28 FEET, TO A POINT IN THE WEST LINE OF AN 18-FOOT WIDE ALLEY EAST OF SOUTH WABASH AVENUE;
THENCE NORTH ALONG SAID WEST LINE OF AN 18-FOOT WIDE ALLEY EAST OF SOUTH WABASH AVENUE, A DISTANCE OF 140.87 FEET, TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.
Common Address: 59 and 61 E. Van Buren Street, Chicago, Illinois

A-1

EXHIBIT A-1
RETAIL SPACE FLOOR PLAN

A-1

EXHIBIT B
TENANT WORKLETTER
     THIS TENANT WORKLETTER is hereby incorporated as part of that certain 61-B East Van Buren Street Retail Lease (“Lease”) made and entered into by and between BUCKINGHAM MASTER TENANT, LLC, an Illinois limited liability company (“Landlord”), and MIDWEST BANK AND TRUST CO., an Illinois banking corporation (“Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant are hereby entering into the above-described Lease to which this Workletter is being attached, which Lease demises certain Premises (as defined in the Lease; all capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Lease) in the building known or to be known as 61-B East Van Buren Street, Chicago, Illinois (the “Building”); and
     WHEREAS, certain tenant improvement work is to be completed on the Premises;
     NOW, THEREFORE, for and in consideration of the agreement to lease the Premises and pay rent and the mutual covenants contained herein, the parties agree as follows:
     1. TENANT’S WORK. Tenant, at its sole cost and expense, shall perform, or cause to be performed, the work (the “Tenant’s Work”) in the Premises provided for in the Approved Plans (as defined in Paragraph 2 hereof). Subject to Tenant’s satisfaction of the conditions specified in this Workletter, Tenant shall be entitled to Landlord’s Contribution (as defined in Paragraph 8(b) below).
     2. PRE-CONSTRUCTION ACTIVITIES.
     (a) On or before the date Tenant commences its construction, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval:
     (i) A detailed critical path construction schedule containing the major components of the Tenant’s Work and the time required for each, including the scheduled commencement date of construction of the Tenant’s Work, milestone dates and the estimated date of completion of construction.
     (ii) An itemized statement of estimated construction cost, including fees for permits and architectural and engineering fees.
     (iii) Evidence satisfactory to Landlord in all aspects of Tenant’s ability to pay the cost of the Tenant’s Work as and when payments become due.
     (iv) The names and addresses of Tenant’s architect (“Tenant’s Architect”) and of the contractors (and said contractors’ subcontractors) and materialmen to be engaged by Tenant for the Tenant’s Work (individually a “Tenant Contractor” and collectively

“Tenant’s Contractors”). All Tenant’s Contractors must be licensed and approved to perform work in the City of Chicago. Landlord has the right to approve or disapprove Tenant’s Architect and Tenant’s Contractors, which approval shall not be unreasonably withheld or delayed, and to designate and/or approve the engineer to be engaged to prepare engineering plans and specifications (if applicable) for the Tenant’s Work.
     (v) Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.
     (vi) Payment and performance bonds for all of Tenant’s Contractors naming Landlord (or an agent, designee or representative appointed by Landlord’s written notice to Tenant given prior to Tenant’s procurement of paid bonds) as a dual obligee.
     (vii) The Plans (as hereinafter defined) for the Tenant’s Work, which Plans shall be subject to Landlord’s approval in accordance with Paragraph 2(b) below.
Tenant will update such information and items by notice to Landlord of any changes.
     (b) As used herein the term “Approved Plans” shall mean the Plans (as hereinafter defined), as and when approved in writing by Landlord. As used herein, the term “Plans” shall mean the full and detailed architectural and engineering plans and specifications covering the Tenant’s Work (including, without limitation, architectural, mechanical and electrical working drawings for the Tenant’s Work). The Plans shall be subject to Landlord’s approval and the approval of all local governmental authorities requiring approval of the Tenant’s Work and/or the Approved Plans. Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within fifteen (15) business days after their delivery to Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its approval of the Plans because, in Landlord’s reasonable opinion: the Tenant’s Work as shown in the Plans is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; the Tenant’s Work as shown on the Plans might impair Landlord’s ability to furnish services to Tenant or other tenants; the Tenant’s Work would increase the cost of operating the Building; the Tenant’s Work would violate any governmental laws, rules or ordinances (or interpretations thereof); the Tenant’s Work contains or uses hazardous or toxic materials or substances; the Tenant’s Work would adversely affect the appearance of the Building; the Tenant’s Work might adversely affect another tenant’s premises; or the Tenant’s Work is prohibited by any mortgage or trust deed encumbering the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within three (3) business days thereafter, submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. The Plans shall also be revised, and the Tenant’s Work shall be changed, all at Tenant’s cost and expense, to incorporate any work required in the Premises by any local governmental field inspector. Landlord’s approval of the Plans shall in no way be deemed to be (i) an acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements, or

(ii) an assurance that work done pursuant to the Approved Plans will comply with all applicable laws (or with the interpretations thereof) or satisfy Tenant’s objectives and needs or Tenant’s intended use of the Premises.
     (c) No Tenant’s Work shall be undertaken or commenced by Tenant in the Premises until (i) Tenant has delivered, and Landlord has approved, all items set forth in Paragraph 2(a) above, (ii) all necessary building permits have been applied for and obtained by Tenant with copies delivered to Landlord within three (3) business days of issuance by a governmental authority with jurisdiction over the work described in such permit, and (iii) proper provision satisfactory to Landlord has been made by Tenant for payment in full of the cost of the Tenant’s Work.
     3. DELAYS. In the event Tenant fails to deliver or deliver in sufficient and accurate detail the information required under Paragraph 2 above on or before the respective dates specified in said Paragraph 2, or in the event Tenant, for any reason, fails to complete the Tenant’s Work on or before the Commencement Date, Tenant shall be responsible for Rent and all other obligations set forth in the Lease from the Commencement Date regardless of the degree of completion of the Tenant’s Work on such date, and no such delay in completion of the Tenant’s Work shall relieve Tenant of any of its obligations under the Lease.
     4. CHARGES AND FEES. Tenant shall pay Landlord a supervisory fee (the “Supervisory Fee”) in an amount equal to $3,500.00 to defray Landlord’s administrative and overhead expenses incurred to review the Plans and coordinate with Tenant’s on-site project manager the staging and progress of the Tenant’s Work. The Supervisory Fee shall not include any professional fees for engineering services conducted by third party professionals or service firms required as a result of the impact of Tenant’s Work on the Building and Building systems, which fees Tenant shall reimburse to Landlord.
     5. CHANGE ORDERS. All changes to the Approved Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Tenant’s Work. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the Rent and other obligations therein set forth. All increases in the cost of the Tenant’s Work resulting from such change orders shall be borne by Tenant.
     6. STANDARDS OF DESIGN AND CONSTRUCTION AND CONDITIONS OF TENANT’S PERFORMANCE. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 6, except as the same may be modified in the Approved Plans approved by or on behalf of Landlord and Tenant.
     (a) Tenant’s Approved Plans and all design and construction of the Tenant’s Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord’s fire insurance underwriters.
     (b) Tenant shall, at its own cost and expense, obtain all required building permits and occupancy permits. Tenant’s failure to obtain such permits shall not cause a delay in the commencement of the Term or the obligation to pay Rent or any other obligations set forth in the Lease.
     (c) Tenant’s Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Building. All Tenant’s Work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.
     (d) Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work which pertains to patching of the Work and other work in the Building, or which otherwise affects Building structure or systems.
     (e) Tenant shall use only new, first-class materials in the Tenant’s Work, except where explicitly shown in the Approved Plans. All Tenant’s Work shall be done in a good and workmanlike manner. Tenant shall obtain contractors’ warranties of at least one (1) year duration from the completion of the Tenant’s Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Tenant’s Work.
     (f) Tenant and Tenant’s Contractors shall make all efforts, and take all steps appropriate to assure that all construction activities undertaken comport with the reasonable expectations of all tenants and other occupants of a fully-occupied (or substantially fully occupied) first-class residential apartment building (containing retail components therein) and do not unreasonably interfere with the operation of the Building or with other tenants and occupants of the Building. In any event, Tenant and Tenant’s Contractors shall comply with all reasonable construction rules and regulations existing from time to time at the Building. Tenant and Tenant’s Contractors shall take all precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Tenant’s Work and to properly police and secure same. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building. If and as required by Landlord, the Premises shall be sealed off from the balance of the floor containing the Premises so as to minimize the dispersal of dirt, debris and noise.
     (g) Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing work to cease work and remove its equipment and employees from the Building. No such action by Landlord in connection with any other Contractors shall delay the Commencement Date or the obligation to pay Rent or any other obligations therein set forth in the Lease.
     (h) Utility costs or charges for any service (including, without limitation, HVAC, hoisting or freight elevator and the like) to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Tenant’s Work and shall be paid for by Tenant at Landlord’s standard rates then in effect. Landlord has applied for, paid for, and installed all utility meters required. Tenant shall pay for all support services provided by Landlord’s contractors at Tenant’s request or at Landlord’s discretion resulting from breaches or defaults by Tenant under this Workletter. All use of freight elevators is subject to scheduling by

Landlord and the rules and regulations of the Building. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building’s waste containers. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes.
     (i) Tenant shall permit access to the Premises, and the Tenant’s Work shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all times during the period in which the Tenant’s Work is being constructed and installed and following completion of the Tenant’s Work.
     (j) Tenant shall proceed with the Tenant’s Work expeditiously, continuously and efficiently, and shall use its best efforts to complete the same on or before the Commencement Date. Tenant shall notify Landlord upon completion of the Tenant’s Work and shall furnish Landlord and Landlord’s title insurance company with such further documentation as may be necessary under Paragraphs 8 and 9 below.
     (k) Tenant shall have no authority to deviate from the Approved Plans in performance of the Tenant’s Work, except as authorized by Landlord and its designated representative in writing. Tenant shall furnish to Landlord “as-built” drawings of the Tenant’s Work within thirty (30) days after completion of the Tenant’s Work.
     (l) Upon twenty-four (24) hours prior notice (or less in the event of emergency), Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, using contractors licensed in the City of Chicago, and in reasonable coordination with Tenant so as to minimize the effect of and on Tenant’s security system, and shall also have the right to access, repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto.
     (m) Tenant shall impose on and enforce all applicable terms of this Workletter against Tenant’s Architect and Tenant’s Contractors.
     7. INSURANCE AND INDEMNIFICATION.
     (a) In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and the following minimum limits of liability:
     (i) Worker’s Compensation and Employer’s Liability Insurance with limits of not less than $1,000,000.00, or such higher amounts as may be required from time to time by any Employee Benefit Acts or other statutes applicable where the Tenant’s Work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts.
     (ii) Comprehensive General Liability Insurance (including Contractors’ Protective Liability) in an amount not less than $2,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them.
     (iii) Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $2,000,000.00 for each person in one accident, and $2,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $2,000,000.00 for each accident. Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.
     (iv) “All-risk” builder’s risk insurance upon the entire Tenant’s Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Tenant’s Work and shall insure against the perils of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If portions of the Tenant’s Work are stored off the site of the Building or in transit to said site are not covered under said “all-risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Tenant’s Work. Any loss insured under said “all-risk” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear.
All policies (except the worker’s compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease to be named as additional insureds, Landlord’s contractors, Landlord’s architects, and their respective beneficiaries, partners, directors, officers, employees and agents, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the worker’s compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional-insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.
     (b) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed, or required by, the Lease to be named as additional insureds,

Landlord’s contractors, Landlord’s architects, and their respective beneficiaries, partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Tenant’s Work or the entry of Tenant or Tenant’s Contractors into the Building and the Premises, including, without limitation, mechanics’ liens, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors, bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.
     8. LANDLORD’S CONTRIBUTION; EXCESS AMOUNTS.
     (a) Upon completion of Tenant’s Work, Tenant shall furnish Landlord with full and final waivers of lien and contractors’ affidavits and sworn statements, in such form as may be required by Landlord, Landlord’s title insurance company and any holder of a mortgage on the Building, from all parties performing labor or supplying materials or services in connection with Tenant’s Work showing that all of said parties have been compensated in full and waiving all liens in connection with Tenant’s Work, the Premises and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant’s total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.
     (b) Upon completion of Tenant’s Work and Tenant’s satisfaction of all requirements set forth in this Workletter, Landlord shall make a dollar contribution in the amount of $186,600.00 (“Landlord’s Contribution”) (which is approximately $40.00 per rentable square foot of rentable area of the Premises) to pay or reimburse Tenant to the extent thereof for the cost of the Work. If the cost of Tenant’s Work exceeds Landlord’s Contribution, Tenant shall have sole responsibility for the payment of such excess cost. If the cost of Tenant’s Work is less than Landlord’s Contribution, Tenant shall not be entitled to any payment or credit for such excess amount. As used herein, “cost of Tenant’s Work” shall include without limitation, (a) the cost of all labor and materials, (b) contractors’ overhead and profit, (c) Landlord’s Supervisory Fee, (d) all architectural, engineering and space planning fees paid or incurred by Landlord or Tenant in connection with Tenant’s Work and the preparation of the Plans and (e) all other costs and expenses to be paid by Tenant pursuant to this Workletter. Notwithstanding anything herein to the contrary, Landlord may deduct from Landlord’s Contribution the Supervisory Fee before disbursing any other portion of Landlord’s Contribution, if not previously paid by Tenant.
     (c) There shall be no extension of the Commencement Date if Tenant’s Work has not been substantially completed on such date for any reason, including without limitation:
(i) the failure of Tenant to timely furnish the Plans, or revised Plans, under Paragraph 1;
(ii) changes in Tenant’s Work or the Plans requested by Tenant;
(iii) Tenant’s requirements for special work or materials, finishes, or installations other than Landlord’s standard building materials;

(iv) the performance of any other work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or
(vi) any other act or omission or delay of Tenant, its agents, contractors, Tenant’s Architect, or persons employed by any of such persons delaying substantial completion of Tenant’s Work.
     9. MISCELLANEOUS.
     (a) If the Plans for the Tenant’s Work require the construction and installation of more fire hose cabinets; or fire sprinkler system or fire communication system modifications or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets, fire safety system modifications or telephone/electrical closets.
     (b) Time is of the essence of this Workletter.
     (c) If Tenant fails to make any payment relating to the Tenant’s Work as required hereunder, Landlord, at its option, may complete the Tenant’s Work pursuant to the Approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant’s failure to pay any amounts owed by Tenant hereunder when due or Tenant’s failure to perform its obligations hereunder shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.
     (d) Notices under this Workletter shall be given in the same manner as under the Lease.
     (e) The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord’s interest in the Building.
     (f) The headings set forth herein are for convenience only.
     (g) This Workletter sets forth the entire agreement of Tenant and Landlord regarding the Tenant’s Work. This Workletter may only be amended if in writing, duly executed by both Landlord and Tenant.
     (h) All amounts due from Tenant hereunder shall be deemed to be Rent due under the Lease.
     10. ON-SITE PROJECT MANAGER.
     As a condition of Tenant’s right to commence and perform the Work, Tenant shall engage the services of an on-site project manager approved in advance by and reasonably acceptable to Landlord, who will be charged with the task of performing daily supervision of the Work. Such on-site manager shall be familiar with all rules and regulations and procedures of the Building and all personnel of the Building engaged directly or indirectly in the management, operation and construction of the Building. Such on-site project manager shall be accountable and responsible to Tenant and to Landlord and, where necessary, shall serve as a liaison between Landlord and Tenant with respect to the Tenant’s Work. The entire cost and expense of the on-site project manager shall be borne and paid for by Tenant (subject to Tenant’s right to use all or any part of Landlord’s Contribution to reimburse Tenant for the same).
     11. DESIGNATED REPRESENTATIVES; COOPERATION.
     (a) Landlord and Tenant shall each appoint one qualified and readily available representative with the authority to give and receive notices, other materials and information relating to the Tenant’s Work, and approvals under this Workletter. Initially, Landlord’s representative shall be Edmund Sadleir, whose address is c/o L & H Real Estate Group, 10 S. Riverside Plaza, Suite 1830, Chicago, Illinois 60606 and whose telephone number is 312-780-1939, and Tenant’s representatives shall be Rich Dale of Studley, Inc. whose telephone number is (312) 595-2938 or Rick Chaussey of Midwest Bank whose phone number is (708) 498-2026.
     (b) Tenant and Landlord agree to make their respective architects and engineers available to the other to answer questions and provide clarifications and additional information as is reasonable for the timely progress and completion of the Tenant’s Work.
[END OF WORKLETTER PROVISIONS]

EXHIBIT C
SIGNS AND DISPLAY WINDOWS
     Tenant accepts and understands that the Building is a registered landmark of the City of Chicago and is on the National Register of Historic Places. Accordingly, Tenant agrees that its right to install signage consistent with the design of its other branch banks is subject to the review, approval, and permitting of Landmarks Illinois and the City of Chicago and any other applicable state or national agencies with jurisdiction over the Building’s landmark status. After initial installation of any signage, Tenant may not without Landlord’s consent change its signage to conform to changes in its company sign program. Landlord will be reasonable in its review and approval of such changes in signage so long as such signage is consistent in size, design and quality with Tenant’s initial signage and such signage remains in accordance with all City, State or Federal requirements and applicable codes applying to historic landmark structures.
     The sign criteria requirements set forth below shall apply to all signs attached by Tenant to the interior or exterior of the Premises, subject in all instances to Landlord’s consent as required by Section 3.F. of the Lease.
     (a) All signs shall be professionally prepared consistent with a first-class retail, commercial and residential properties located in the downtown Chicago, Illinois metropolitan area, and in no event shall paper signs be permitted.
     (b) There shall be no flashing, moving or audible signs.
     (c) There shall be no signs employing exposed raceways, exposed lamps, exposed neon tubs, exposed ballast boxes, exposed wiring, exposed starters, or exposed transformers.
     (d) No lewd, obscene, pornographic or sexually suggestive text or graphics shall be permitted on any sign.
     (e) The advertising or information content on the signs shall be limited to the retail name, established logos, or the primary products or services sold, and, other than directional, information or legally required signage, there shall be no other visual displays, advertisements or promotions, such as laser displays and strobes.
     (f) No billboards or similar type of signage.
     (g) No handwritten signs shall be placed on the interior or exterior surfaces of glass panes or doors. No more than twenty percent (20%) of the interior or exterior surfaces of glass panes or doors shall be used for signs.
     (h) If Landlord approves or requires illuminated signs, Tenant shall keep the same and display windows illuminated each day of the Term during the hours designated by Landlord from time to time; in connection therewith, Tenant shall install a mechanical time clock.

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     (i) All display windows and signs shall be kept clean and in good condition and repair.
     (j) After the initial installation of Tenant’s storefront sign as approved in writing by Landlord in accordance with these provisions and the Lease, Landlord reserves the right to require from time to time that Tenant change or replace such sign in order to comply with any new sign criteria developed by Landlord’, at Landlord’s expense.
     (k) Blinds, shades, drapes or other such items shall not be placed in or about the windows in the Premises except to the extent, if any, that the character, shape, design, color, material and make thereof is first approved by Landlord in writing.
     (l) Tenant acknowledges that all signage which is visible from the exterior of the Premises may require the approval of third parties, including, but not limited to, Landmarks Illinois, the City of Chicago, its Landmarks Division and other state or federal landmark review committees having jurisdiction over the Building which approvals shall be the sole responsibility of Tenant.
     The term “sign” as used herein shall mean any sign, placard, picture, name, direction, lettering, insignia or trademark, advertising material, advertising display, awning or other such item.

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EXHIBIT D
RULES AND REGULATIONS
     1. Tenant shall not make any room-to-room canvas to solicit business from other residents, occupants and/or tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily included within Tenant’s use of the Premises as specified in the Lease.
     2. Tenant shall not make any use of the Premises which may be dangerous to person or property or which shall increase the cost of insurance or require additional insurance coverage.
     3. Tenant shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction or install any lights on any part of the outside or inside of the Building, other than the Premises, and then not on any part of the inside of the Premises which can be seen from outside the Premises, except as approved by Landlord in writing.
     4. Tenant shall not use the name of the Building in advertising or other publicity, except as the address of its business, and shall not use pictures of the Building in advertising or publicity, except as required in the Lease or as approved by Landlord.
     5. Tenant shall not obstruct or place objects on or in sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building.
     6. Bicycles shall not be permitted in the Building other than in locations designated by Landlord.
     7. Tenant shall not allow any animals, other than seeing eye dogs, in the Premises or the Building.
     8. Tenant shall not use, play or operate or permit to be used, played or operated any sound-making or sound-reproducing or sound-amplification device in the Premises, except in such manner and under such conditions such that no sound shall be heard outside of the Premises.
     9. Tenant shall not disturb other tenants or occupants of the Building make excessive noises, cause disturbances, create excessive vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants or occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices outside of the Building or the Premises.

     10. Tenant shall not waste electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and shall refrain from attempting to adjust any controls for the Building’s heating and air conditioning system except for the controls and thermostats within the Premises. Tenant shall keep all doors to the Premises closed.
     11. When the Lease is terminated, Tenant shall deliver all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.
     12. Except as otherwise provided in the Lease, Tenant shall not install any signal, communication, alarm or other utility or service system or equipment without the prior written consent of Landlord.
     13. Tenant shall not use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Landlord for exclusive use throughout the Building.
     14. Landlord may require that all persons who enter or leave the Building (other than through exterior doors directly accessing the Premises from the outside) identify themselves to watchmen, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.
     15. Tenant shall not overload floors; and Tenant shall obtain Landlord’s prior written approval as to size, maximum weight, routing and location of business machines, safes, and heavy objects. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises.
     16. In no event shall Tenant bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of an intrinsically dangerous nature. Any and all chemicals brought into the Premises shall be stored in proper containers or fire-rated containers, as required by all laws and regulations or product guidelines.
     17. Furniture, equipment and other large articles may be brought into the Building or the Premises only at the time and in the manner designated by Landlord. Tenant shall furnish Landlord with a list of furniture, equipment and other large articles which are to be removed from the Building, and Landlord may require permits before allowing anything to be moved in or out of the Building. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.
     18. Tenant shall notify Landlord, in advance, of any entity hired by Tenant to perform janitorial work, interior window washing, cleaning, decorating or similar services in the Premises.
     19. Tenant shall not use the Premises for lodging or for any illegal purposes.

     20. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
     21. Tenant shall cooperate and participate in all reasonable security programs affecting the Building.
     22. Tenant shall not loiter, eat, drink, sit or lie in the lobby or other public areas in the Building. Tenant shall not go onto the roof of the Building or any other non-public areas of the Building (except the Premises), and Landlord reserves all rights to control the public and non-public areas of the Building. In no event shall Tenant have access to any electrical, telephone, plumbing or other mechanical closets without Landlord’s prior written consent.
     23. Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Building except in accordance with regulations for their use established by Landlord.
     24. Tenant shall not dispose of any foreign substances in the toilets, urinals, sinks or other washroom facilities, nor shall Tenant permit such items to be used other than for their intended purposes; and Tenant shall be liable for all damage as a result of a violation of this rule.
     25. In no event shall Tenant allow its employees to use the public areas of the Building or the Exterior Common Areas surrounding the Building (including, without limitation, the Premises) as smoking areas.

EXHIBIT E
LANDLORD’S WORK
Space shall be delivered as follows:
•	Central building heat pump system stubbed to Premises.

•	Existing front entrance door, windows and storefront as well as existing rear entrance door in place.

•	Exterior walls “as-is”

•	No ceiling or lighting

•	Existing concrete floor to remain

•	One (1) existing new 400 amp electrical service and panel as located within the rear of the Premises and an installed individual electrical meter for recording the electricity use solely for the Premises. Tenant agrees that Tenant shall at Tenant’s sole cost and expense arrange to transfer the electrical meter and account into Tenant’s name following the Turnover Date and before Tenant’s construction within the Premises commences.

•	A 2” water pipe will be provided to the rear of the Premises for connection by Tenant at Tenant’s sole cost and expense. A checkmeter for use by Landlord and Tenant to equitable apportion water usage by Tenant has been installed. Tenant acknowledges and agrees that Tenant shall pay to Landlord as Rent Tenant’s fair share of water and sewer charges based upon its check metered usage of same.

•	Multiple locations for Tenant’s connection of its own HVAC equipment to the Building’s heat pump system for the heating and cooling of the Premises.

•	No gas lines or access to natural gas will be required by Tenant. [Tenant to confirm.]

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